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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 33-42948, 33-38770, 33-58027, 33-67858, 33-30939, 000-17111, 33-44211, 33-81984, 333-37063,
333-20447, 333-56103 and 333-65291; Form S-3 File Number 333-16309) of our
report dated October 19, 2000, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in the Annual Report (Form 10-K) for the year ended September 30, 2000.

                                                           /S/ ERNST & YOUNG LLP

San Jose, California
December 13, 2000